UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 7, 2015

ALEXANDRIA REAL ESTATE EQUITIES, INC.
(Exact name of registrant as specified in its charter)

Maryland	1-12993	95-4502084
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

385 East Colorado Boulevard, Suite 299
Pasadena, California	91101
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (626) 578-0777

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 7, 2015, the Board of Directors (the “Board”) of Alexandria Real Estate Equities, Inc. (the “Company”) elected James P. Cain as a director of the Company, to serve until the 2016 annual meeting of stockholders of the Company and until his successor is duly elected and qualifies. The Board also appointed Ambassador Cain as a member of its Nominating & Governance Committee and Science & Technology Committee and has determined that Ambassador Cain is independent in accordance with applicable New York Stock Exchange listing standards and Securities and Exchange Commission rules.

Ambassador Cain is the managing partner of Cain Global Partners, LLC, a company that provides a vital link between the developed and emerging markets of the world by utilizing its network of diplomatic, political and corporate resources. As a partner at Cain Global Partners, Ambassador Cain works with North American and European companies to expand their operations into international markets (such as Asia, Latin America, Eastern Europe and the Middle East), as well as to support economic development and public policy interests. For 20 years, Ambassador Cain was a partner at the international law firm of Kilpatrick Townsend & Stockton LLP (formerly known as Kilpatrick Stockton), where he co-founded the firm's Raleigh office in 1985. He continues to serve as counsel to the law firm of Kilpatrick Townsend & Stockton.

From 2000 to 2002, Ambassador Cain served as the president and chief operating officer of the NHL Carolina Hurricanes and their parent company, Gale Force Holdings. He served as the U.S. Ambassador to Denmark, a position for which he was nominated by President George W. Bush on June 30, 2005 (to serve until January 2009). As Ambassador, he oversaw the 13 agencies of the American government that composed the U.S. Embassy in Copenhagen, where he focused his energies on areas of national security, counter-terrorism, energy security, commerce and investment. In recognition of his work toward American and Danish relations, Ambassador Cain was awarded the Knighthood of the Grand Cross of the Order of the Dannebrog, the highest honor awarded to a foreigner, by Her Majesty Queen Margrethe II. Ambassador Cain completed his Bachelor of Arts and Juris Doctor degrees from Wake Forest University.

On his initial election to the Board and pursuant to the terms of the Company’s Amended and Restated 1997 Stock Award and Incentive Plan, Ambassador Cain received a grant of 1,000 shares of restricted stock of the Company, which shares vest in full on the second anniversary of the date of grant. Ambassador Cain will also generally participate in the compensation arrangements provided to the Company’s independent directors, as described in the Company's Definitive Proxy Statement on Schedule 14A, filed with the Securities and Exchange Commission on April 7, 2015, under the caption “2014 Director Compensation Table.”

The press release announcing Ambassador Cain’s election as a director of the Company is attached hereto as Exhibit 99.1 and is filed herewith.

Item 9.01    Financial Statements and Exhibits

(d)    Exhibits
99.1    Press Release, dated December 8, 2015.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALEXANDRIA REAL ESTATE EQUITIES, INC.

December 11, 2015	By:	/s/ Dean A. Shigenaga
Dean A. Shigenaga
Chief Financial Officer